Exhibit 5.1

BLACKBURN & STOLL, LC

Attorneys at Law

257 East 200 South, Suite 800

Salt Lake City, Utah 84111

Telephone (801) 521-7900

Fax (801) 521-7965

July 17, 2006

Green Plains Renewable Energy, Inc.

7945 W. Sahara Avenue, #107

Las Vegas, Nevada 89117

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Green Plains Renewable Energy, Inc. (the “Company”) in the preparation of a Registration Statement on Form S-3 (File No. 333-134016) that was declared effective by the Securities and Exchange Commission (the “Commission”) on June 20, 2006 (the “Registration Statement”), which includes a prospectus relating to the public offering from time to time of common stock and warrants in one or more offerings up to an aggregate dollar amount of $150,000,000 (the “Base Prospectus”), prospectus supplements filed with the Commission pursuant to Rule 424 of the Securities Act (the “Supplements”) and current reports on Form 8-K specifically relating to the offering filed with the Commission (the 8-Ks, Supplements, Base Prospectus are together sometimes hereinafter referred to as the “Prospectus”).

The Registration Statement together with the Prospectus relate to the sale of up to 3,333,333 shares the Company’s common stock (the “Shares”), par value $0.001 per share, and warrants (the “Warrants”) exercisable for up to 666,666 shares of the Company’s common stock (the “Warrant Shares”).

This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “1933 Act”).

In that capacity, we have reviewed the Registration Statement and related Prospectus included therein, the Supplements filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

In such examination, we have assumed without investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed without investigation that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

The law covered by the opinion expressed herein is limited to the Iowa Business Corporation Act and Iowa state contract law, and we do not express any opinion herein concerning any other law.

Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(A) Upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and the related Prospectus and Supplements, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Registration Statement and the related Prospectus and Supplements, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

(B) Upon the issuance and sale of the Warrant Shares in the manner contemplated by the Registration Statement and the related Prospectus, Supplements, and the warrant agreement, the Warrants Shares, when issued and delivered against the exercise price therefore in accordance with the other terms set forth in the Registration Statement and the related Prospectus, Supplements, and warrant agreement, will be legally and validly issued, fully paid and nonassessable securities of the Company.

(c) Upon the issuance and sale of the Warrants in the manner contemplated by the Registration Statement and the related Prospectus, Supplements, and the Warrants, when executed, issued and delivered against payment therefor, will constitute legal and binding obligations of the Company (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors’ rights generally).

In rendering this opinion, we have assumed that the certificates representing the Shares and Warrant Shares and the warrant agreement will conform to the form of specimens examined by us and such certificates and warrant agreements will be duly executed and delivered by the Company.

We hereby consent to being named as counsel to the Company in the Registration Statement and the related Prospectus and Prospectus Supplement, to the references therein to our firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Blackburn & Stoll, LC

BLACKBURN & STOLL, LC